Exhibit 99.2

Investor Update – April 24, 2008

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This report includes information regarding forecasts of available seat miles (ASMs), cost per available seat mile (CASM) excluding fuel consumption, capital expenditures, and fleet information. Our disclosure of operating cost per available seat mile, excluding fuel, provides us the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expense per available seat mile. However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

Please see our press release dated today for actual financial and statistical information for the first quarter of 2008.

A slide presentation is furnished with this update. The presentation focuses on management’s belief that the Company is better positioned than other domestic air carriers to weather an economic downturn. Additionally, it depicts the fuel efficiency of our fleets and the cost benefits of the recently announced Horizon fleet transition.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Some of these risks include increased competition, significant fuel costs, general economic conditions, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES – MAINLINE

Forecast Information

	Forecast Q2 2008	Change Y-O-Y	Forecast Full Year 2008	Change Y-O-Y
Capacity (ASMs in millions)	6,150 – 6,200	0% - 1%	24,650	2%

Unit Costs:
Cost per ASM on a GAAP basis (cents)*	11.8 – 11.9	13% - 14%	11.7	11%
Less: Fuel cost per ASM (cents)*	4.3	36%	4.2	38%

Cost per ASM excluding fuel (cents)*	7.5 – 7.6	3% - 5%	7.5	—

Fuel gallons (in millions)	88	(2)%	351	(1)%
Economic fuel cost per gallon**	$2.93	37%	NA	NA

*For Alaska, our forecasts of mainline cost per ASM and fuel cost per ASM are based on forward-looking estimates, which will likely differ from actual results due to several factors including, but not limited to, the volatility of fuel prices. Fuel cost per ASM above includes our estimate of raw fuel cost for the second quarter. Our economic fuel cost per ASM will likely be different than the amount presented here.

**Because of the volatility of fuel prices, actual amounts may differ significantly.

Advance Bookings

	April	May	June
Point Change Y-O-Y	-1 pt	+1 pt	+1 pt

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and a third party whereby Alaska purchases capacity for service between Anchorage and Dutch Harbor, AK.

Forecast Information (Horizon CPA)

The forecast reflects the Horizon CPA flying only as that flying represents approximately 95% of the total purchased capacity. The ASMs shown below are also included in Horizon’s system forecast presented on the following page.

	Forecast Q2 2008	Change Y-O-Y	Forecast 2008	Change Y-O-Y
Capacity (ASMs in millions)	370	14%	1,480	9%
Cost per ASM (cents)*	20.8 - 20.9	(3)% - (4)%	20.6 - 20.7	(2)% - (3)%

* Costs associated with the Horizon CPA agreement are eliminated in consolidation

Advance Bookings

	April	May	June
Point Change Y-O-Y	-4 pts	flat	+2 pts

HORIZON AIR

Forecast Information

	Forecast Q2 2008	Change Y-O-Y	Forecast Full Year 2008	Change Y-O-Y
Capacity (ASMs in millions)	935	(4)%	3,780 – 3,820	(4)%-(5)%

Unit Costs:
Cost per ASM on a GAAP basis (cents)*	21.2 – 21.3	14% - 15%	20.1 – 20.2	11% - 12%
Less: Fuel cost per ASM (cents)*	5.7	63%	5.4	55%

Cost per ASM excluding fuel (cents)*	15.5 – 15.6	3% - 4%	14.7 – 14.8	1% - 2%

Fuel gallons (in millions)**	18	16%	72	11%
Economic fuel cost per gallon***	$3.00	35%	NA	NA

*For Horizon, our forecasts of cost per ASM and fuel cost per ASM are based on forward-looking estimates, which will likely differ significantly from actual results. There are several factors impacting our estimates including, but not limited to, the volatility of fuel prices. Fuel cost per ASM above includes our estimate of raw fuel cost for the second quarter. We expect that our economic fuel cost per ASM will be lower.

Horizon’s CASM includes the expected loss on the sublease of Q200 aircraft to a third party. We expect the loss will be approximately $3 million in the second quarter of 2008 as we deliver the final two Q200s to the third party under the existing sublease agreement.

Horizon’s unit cost guidance does not include any impact from the decision to retire the CRJ-700 fleet earlier than expected.

**Horizon’s fuel consumption now includes fuel that was formerly purchased by Frontier as part of the Frontier CPA agreement.

***Because of the volatility of fuel prices, actual amounts may differ significantly.

Advance Bookings – Brand Flying Only

	April	May	June
Point Change Y-O-Y	-6 pts	-3 pts	-2 pts

AIR GROUP

Future Fuel Hedge Positions

	Approximate% of Expected Fuel Requirements	Approximate Crude Oil Price per Barrel
Second Quarter 2008	50%	$73
Third Quarter 2008	50%	$78
Fourth Quarter 2008	50%	$77
Remainder of 2008	50%	$76

First Quarter 2009	16%	$84
Second Quarter 2009	16%	$83
Third Quarter 2009	11%	$83
Fourth Quarter 2009	10%	$82
Full Year 2009	13%	$83

Capital Expenditures

Total actual and expected capital expenditures for the first quarter and the full year 2008, respectively, are as follows (in millions):

	Q1 2008			Total 2008 Estimate
	Aircraft-related	Non-aircraft	Total	Aircraft-related	Non-aircraft	Total
Alaska	$115	$ 9	$124	$390	$75	$465
Horizon	19	1	20	100	5	105
Total Air Group	$134	$10	$144	$490	$80	$570

Projected Fleet Count

		Actual Fleet Count			Expected Fleet Activity
					Changes by Quarter
Alaska	Seats	Dec. 31, 2006	Dec. 31, 2007	Mar. 31, 2008	Q2	Q3	Q4	Dec. 31, 2008	2009 Changes	Dec. 31, 2009
737-200	—	2	—	—	—	—	—	—	—	—
737-400F*	—	1	1	1	—	—	—	1	—	1
737-400C*	72	—	5	5	—	—	—	5	—	5
737-400	144	39	34	34	—	—	(2)	32	(4)	28
737-700	124	22	20	20	—	—	—	20	(1)	19
737-800	157	15	29	33	3	5	5	46	6	52
737-900	172	12	12	12	—	—	—	12	—	12
MD-80	140	23	14	10	(3)	(7)	—	—	—	—
Totals		114	115	115	—	(2)	3	116	1	117

		Actual Fleet Count			Expected Fleet Activity
					Changes by Quarter
Horizon	Seats	Dec. 31, 2006	Dec. 31, 2007	Mar. 31, 2008	Q2	Q3	Q4	Dec. 31, 2008	2009 Changes	Dec. 31, 2009
Q200	37	28	16	13	(1)	(2)	(4)	6	(6)	—
Q400	74-76	20	33	33	1	—	3	37	11	48
CRJ-700**	70	21	21	20	—	—	(6)	14	(14)	—
Totals		69	70	66	—	(2)	(7)	57	(9)	48

*F=Freighter; C=Combination freighter/passenger

** The planned CRJ fleet at December 31, 2008 and 2009 is likely to change as we finalize the fleet exit plan. The extent of these changes is not known at this time.

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